Exhibit (h)(3)
Execution Copy
ADDITIONAL COMPENSATION AGREEMENT
February 24, 2004
A.G. Edwards & Sons, Inc.
One North Jefferson Avenue
St. Louis, MO 63103
UBS Securities LLC
299 Park Avenue
New York, NY 10171
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Two World Financial Center
New York, NY 10281
Wachovia Capital Markets, LLC
7 St. Paul Street
Baltimore, MD 21202
Ladies and Gentlemen:
     Reference is made to the Underwriting Agreement dated the date hereof (the “Underwriting Agreement”), by and among ING Clarion Global Real Estate Income Fund (the “Trust”), ING Clarion Real Estate Securities, L.P. (the “Sponsor”) and each of the Underwriters named therein, with respect to the issue and sale of the Trust’s Common Shares, as described therein. Reference is also made to (i) the Investment Management Agreement (the “Investment Management Agreement”) between the Sponsor and the Trust and (ii) the registration statement on Form N-2 with respect to the Common Shares of the Trust (the “Registration Statement”). Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Underwriting Agreement.
     1. Agreement. The Sponsor hereby confirms its agreement with each of the underwriters listed in Schedule I (collectively, “Certain Underwriters”) with respect to the service fees referred to herein. The Sponsor agrees to pay to Certain Underwriters a fee (collectively, the “Service Fees”) at an aggregate rate of 0.15% per annum of the Trust’s Managed Assets (as defined in Section 3(b) hereof); provided, however, that such payments shall not, in the aggregate, exceed the “Maximum Service Fees Amount” (as defined in Section 4 hereof) and provided further that such payments for any year shall not exceed 12.918% of the advisory fees received by the Sponsor from the Fund in any year plus fee waivers agreed to by the Sponsor as of the date hereof. In exchange for the Services Fees, each Certain Underwriter will provide to the Sponsor certain after-market shareholder support services on an ongoing basis designed to maintain the visibility and attractiveness of the Trust in the investor community and will provide such relevant information, studies or reports regarding the Trust and the closed-end investment company industry as the Sponsor reasonably requests.
     2. Pro Rata Percentage. Each Certain Underwriter shall be assigned a “Pro Rata Percentage” based on the number of Common Shares sold by such Certain Underwriter in the Fund’s initial public offering and calculated in the manner listed on Schedule I hereto.
     3. Payment of Service Fees. (a) The Sponsor shall pay the Service Fees, payable in arrears at the end of each calendar quarter, as follows: to each Certain Underwriter, Service Fees in an amount equal to such Certain Underwriter’s Pro Rata Percentage multiplied by the lesser of (i) 0.0375% of the Trust’s Managed Assets for such quarter or (ii) 12.918% of the advisory fees received by the Sponsor for such quarter plus fee waivers agreed to by the Sponsor as of the date hereof.
          (b) For the purposes of this Additional Compensation Agreement, “Managed Assets” means the average daily value of the total assets of the Trust (including any assets attributable to preferred shares and debt that may be outstanding) minus the sum of accrued liabilities (other than preferred shares and debt representing financial leverage).
          (c) All Service Fees payable hereunder shall be paid to each Certain Underwriter by wire transfer of immediately available funds within 30 days following the end of each calendar quarter to a bank account designated by such Certain Underwriter. At the time of each payment of the Service Fees hereunder, the Sponsor shall deliver to each Certain Underwriter receiving an installment of the Service Fees a statement indicating the amount of Managed Assets on which such payment was based.
          (d) The initial payments of the Service Fees hereunder shall be with respect to the calendar quarter ending March 31, 2004, prorated in respect of the period from the Closing Date to March 31, 2004. In the event that this Additional Compensation Agreement terminates prior to the end of a calendar quarter, the Service Fees required to be paid hereunder shall be due and payable within 30 days following the termination hereof and shall be pro-rated in respect of the period prior to such termination. Notwithstanding the foregoing, if any payment hereunder would otherwise fall on a day which is not a business day, it shall be due on the next day that is a business day. All Service Fees payable hereunder shall be in addition to any fees paid by the Sponsor pursuant to the Underwriting Agreement.
          (e) The Sponsor shall be permitted to terminate the Additional Compensation Agreement at any time with respect to any Certain Underwriter upon making a prepayment to the Certain Underwriter of amounts otherwise payable hereunder to such Certain Underwriter for services previously provided. The amount of any such prepayment will be determined by mutual agreement of the Sponsor and the Certain Underwriters.
     4. Maximum Service Fees Amount. The “Maximum Service Fees Amount” payable by the Sponsor hereunder to the Certain Underwriter shall be the product of (a) four and one-half percent (4.5%) of the aggregate initial public offering price for the Common Shares purchased pursuant to the Underwriting Agreement (including all Firm Securities and Option Securities), minus the sum of (i) the amount payable by the Trust to the Underwriters pursuant to Section 6(h) of the Underwriting Agreement for partial reimbursement of certain Underwriter expenses, (ii) the amounts payable by the Sponsor to Citigroup Global Markets Inc. pursuant to a Structuring Fee Agreement dated February 24, 2004, which fee shall be equal to 0.22% of the total price to the public of the Securities (iii) the amounts payable by the Sponsor to ING Funds Distributors LLC pursuant to the Offering Participation Agreement, which fee shall be equal to 0.26% of the total price to the public of the Securities and (iv) the aggregate amount of offering costs paid by the Fund and/or the Sponsor times (b) the percentage of such Firm Securities and Option Securities purchased by Underwriters other than Citigroup Global Markets Inc.
     5. Indemnification. The Sponsor agrees that the Certain Underwriters shall have no liability to it or the Trust for any act or omission to act by any Certain Underwriter in the course of its performance under the Additional Compensation Agreement, in the absence of gross negligence or willful misconduct on the part of such Certain Underwriter.
     6. Term. This Additional Compensation Agreement shall terminate on the earliest to occur of (a) with respect to each Certain Underwriter, the delivery by such Certain Underwriter to the Sponsor of written notice of such Certain Underwriter’s intent to terminate its provision of services pursuant to this Additional Compensation Agreement; provided, however, that the delivery of notice of termination pursuant to this Paragraph 5(a) by any Certain Underwriter shall not result in the termination of this Additional Compensation Agreement with respect to any Certain Underwriter that has not delivered such notice; (b) with respect to each Certain Underwriter the payment by the Sponsor hereunder of the Maximum Service Fees Amount payable to such Certain Underwriter, (c) the prepayment by the Sponsor of an agreed upon amount in accordance with Section 3(e) hereof, (d) the dissolution and winding up of the Trust and (e) the date on which the Investment Management Agreement or other advisory agreement between that Trust and the Sponsor or any successor in interest to the Sponsor, including but not limited to an affiliate of the Sponsor, shall terminate.
     7. Not an Investment Sponsor. The Sponsor acknowledges that the Certain Underwriters are not providing any advice hereunder as to the value of securities or regarding the advisability of purchasing or selling any securities for the Trust’s portfolio. No provision of the Additional Compensation Agreement shall be considered as creating, nor shall any provision create, any obligation on the part of any Certain Underwriter, and the Certain Underwriters are not hereby agreeing, to: (i) furnish any advice or make any recommendations regarding the purchase or sale of portfolio securities or (ii) render any opinions, valuations or recommendations of any kind or to perform any such similar services.
     8. Not Exclusive. Nothing herein shall be construed as prohibiting any Certain Underwriter or its respective affiliates from acting as an underwriter for any other persons (including other registered investment companies or other investment advisers).
     9. Assignment. This Additional Compensation Agreement may not be assigned by any party without the prior written consent of each other party.
     10. Amendment; Waiver. No provision of this Additional Compensation Agreement may be amended or waived except by an instrument in writing signed by the parties hereto.

     11. Governing Law. This Additional Compensation Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
     12. Counterparts. This Additional Compensation Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Additional Compensation Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.
     The Additional Compensation Agreement shall be effective as of the date first written above.
[END OF TEXT]

ING CLARION REAL ESTATE SECURITIES, L.P.
By:	/s/Heather A Trudel
	Name:	Heather A. Trudel
	Title:	Senior Vice President

[Additional Compensation Agreement]

 Agreed and Accepted:

A.G. Edwards & Sons, Inc.
By:	/s/Michael L. Essex
	Name:	Michael L. Essex
	Title:	Vice President

Merrill Lynch, Pierce, Fenner & Smith Incorporated
By:
Name:
Title:

UBS Securities LLC
By:
Name:
Title:

Wachovia Capital Markets, LLC
By:
Name:
Title:

 Agreed and Accepted:

A.G. Edwards & Sons, Inc.
By:
Name:
Title:

Merrill Lynch, Pierce, Fenner & Smith Incorporated
By:	/s/Douglas R. Bond
	Name:	Douglas R. Bond
	Title:	First Vice-President

UBS Securities LLC
By:
Name:
Title:

Wachovia Capital Markets, LLC
By:
Name:
Title:

 Agreed and Accepted:

A.G. Edwards & Sons, Inc.
By:
Name:
Title:

Merrill Lynch, Pierce, Fenner & Smith Incorporated
By:
Name:
Title:

UBS Securities LLC
By:
Name:
Title:

Wachovia Capital Markets, LLC
By:	/s/Carolyn Jones
	Name:	Carolyn B. Jones
	Title:	Director

Schedule I

Pro Rata
Name of Certain Underwriter	Percentage*
A.G. Edwards & Sons, Inc.	12.2%
Merrill Lynch, Pierce, Fenner & Smith Incorporated	19.6%
UBS Securities LLC	25.4%
Wachovia Capital Markets, LLC	16.0%

*	Percentages do not add to 100%

February 24, 2004
UBS Securities LLC
299 Park Avenue
New York, NY 10171
Ladies and Gentlemen:
     Reference is made to the Additional Compensation Agreement dated February 24, 2004 (the “Additional Compensation Agreement”), by and among ING Clarion Real Estate Securities, L.P. (including any successor by merger or otherwise) (the “Sponsor”) and each of the Underwriters named therein. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Additional Compensation Agreement. This letter agreement supplements the Additional Compensation Agreement as between the Sponsor and UBS Securities LLC (“UBS”).
     The Sponsor hereby agrees with UBS that (i) it will not request from UBS any of the after-market shareholder support services referred to in the first part of the last sentence of Section 1 of the Additional Compensation Agreement without entering into an indemnification agreement (in addition to the Indemnification Agreement attached hereto) mutually acceptable to the Sponsor and UBS and (ii) this shall not affect in any way the Sponsor’s obligation to pay UBS, and UBS’s right to receive, the full compensation set forth in the Additional Compensation Agreement.
     The Sponsor agrees to the indemnification and other agreements set forth in the Indemnification Agreement attached hereto, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of the Additional Compensation Agreement.

     Except as modified pursuant to this letter, the Additional Compensation Agreement as between the Sponsor and UBS is ratified and confirmed in all respects.
[END OF TEXT]

ING CLARION ESTATE SECURITIES, L.P.
By:	/s/Heather Trudel
	Name:	Heather Trudel
	Title:	Senior Vice President

Agreed and Accepted as of the date first above written:
UBS Securities LLC

By:	/s/
Name:
Title:

By:	/s/
Name:
Title:

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Indemnification Agreement
February 24, 2004
UBS Securities LLC
299 Park Avenue
New York, NY 10171
Ladies and Gentlemen:
     In connection with the engagement of UBS Securities LLC (“UBS”) to advise and assist the undersigned (together with its affiliates and subsidiaries, referred to as the “Company”) with certain of the matters set forth in the Additional Compensation Agreement (the “Agreement”) dated February 24, 2004 between the Company and A.G. Edwards & Sons, Inc., UBS, Merrill Lynch, Pierce, Fenner & Smith incorporated, Wachovia Capital Markets, LLC in the event that UBS becomes involved in any capacity in any claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a “Proceeding”) (i) in connection with or arising out of any untrue statement or alleged untrue statement of a material fact contained in information provided in writing by the Sponsor to UBS in connection with the services provided by UBS pursuant to the Agreement (as supplemented by the letter agreement between us as of the same date) or any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (ii) otherwise in connection with the services provided by UBS pursuant to the Agreement or otherwise arising out of the Agreement (as so supplemented), the Company agrees to indemnify, defend and hold UBS harmless to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities and expenses in connection with the foregoing, except, in the case of clause (ii) above only, to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review (provided that any such appeal or review by UBS shall be at the expense of UBS unless and until such appeal is successful), that such losses, claims, damages, liabilities and expenses resulted from the gross negligence or willful misconduct of UBS. In addition, in the event that UBS becomes involved in any capacity in any Proceeding in connection with any matter referred to in clause (i) or (ii) above or arising out of such matters, the Company will reimburse UBS for its legal and other expenses (including the cost of any investigation and preparation) as such expenses are incurred by UBS in connection therewith; provided, that such expenses will be promptly refunded to the Company to the extent incurred in connection with a Proceeding as to which there has been a final judicial determination that UBS is not entitled to indemnification pursuant to the express terms of the exception in the first sentence of this Indemnification Agreement. If such indemnification were not to be available for any reason (other than because there has been a final judicial determination that UBS is not entitled to indemnification pursuant to the express terms of the exception in the first sentence of this Indemnification Agreement), the Company agrees to contribute to the losses, claims, damages, liabilities and expenses involved (x) in the proportion appropriate to reflect the relative benefits received or sought to be received by the Company and its stockholders and affiliates and other constituencies, on the one hand, and UBS, on the other hand, in the matters contemplated by the Agreement (as so supplemented) or (y) if (but only if and to the extent) the allocation provided for in clause (x) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (x) but also the relative fault of the Company and its stockholders and affiliates and other constituencies, on the one hand, and the party entitled to contribution, on the other hand, as well as any other relevant equitable considerations. The Company agrees that for the purposes of this paragraph the relative benefits received, or sought to be received, by the Company and its stockholders and affiliates, on the one hand, and the party entitled to contribution, on the other hand, of a transaction as contemplated shall be deemed to be in the same proportion that the total value received or paid or contemplated to be received or paid by the Company or its stockholders or affiliates and other constituencies, as the case may be, as a result of or in connection with the transaction (whether or not consummated) for which UBS has been retained to perform financial services bears to the fees paid to UBS under the Agreement, provided, that in no event shall the Company contribute less than the amount necessary to assure that UBS is not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually receivable by UBS pursuant to the Agreement. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Company or other conduct by the Company (or its employees or other agents), on the one hand, or by UBS, on the other hand. The Company will not settle any Proceeding in respect of which indemnity may be sought hereunder, whether or not UBS is an actual or potential party to such Proceeding, without UBS’s prior written consent unless such settlement (A) includes an unconditional release of UBS from all liability in any way related to or arising out of such Proceeding and (B) does not impose any actual or potential liability upon UBS and does not contain any factual or legal admission by or with respect to UBS or any adverse statement with respect to the character, professionalism, due care, loyalty, expertise or reputation of UBS or any action or inaction by UBS. For purposes of this Indemnification Agreement, the term UBS shall include UBS, any of its affiliates, each other person, if any, controlling UBS or any of its affiliates, their respective officers, current and former directors, employees and agents, and the successors and assigns of all of the foregoing persons. The foregoing indemnity and contribution agreement shall be in addition to any rights that any indemnified party may have at common law or otherwise.
     The Company agrees that neither UBS nor any of its affiliates, directors, agents, employees or controlling persons shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of either UBS ‘s engagement under the Agreement or any matter referred to in the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review (subject to the same exception provided above) that any losses, claims, damages, liabilities or expenses incurred by the Company resulted from the gross negligence or willful misconduct of UBS in performing the services that are the subject of the Agreement.
     THIS INDEMNIFICATION AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT (“CLAIM”), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS SET FORTH BELOW, NO CLAIM MAY BE COMMENCED, PROSECUTED OR CONTINUED IN ANY COURT OTHER THAN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY

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AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS AND THE COMPANY AND UBS CONSENT TO THE JURISDICTION OF SUCH COURTS AND PERSONAL SERVICE WITH RESPECT THERETO. THE COMPANY HEREBY CONSENTS TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT IS BROUGHT BY ANY THIRD PARTY AGAINST UBS OR ANY INDEMNIFIED PARTY EACH OF UBS AND THE COMPANY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT. THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON THE COMPANY AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH THE COMPANY IS OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.
     The foregoing indemnification agreement shall remain in full force and effect notwithstanding any termination of UBS’s engagement under the Agreement. This indemnification agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

Very truly yours,

ING CLARION REAL ESTATE SECURITIES, L.P.
By:	/s/Heather Trudel
	Name:	Heather Trudel
	Title:	Senior Vice President

Accepted and agreed to as of
the date first above written:

UBS SECURITIES, LLC
By:	/s/
Name:
Title:

By:	/s/
Name:
Title:

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